EXHIBIT 99.1

Sportsman’s Warehouse Holdings, Inc. Appoints Steven R. Becker to its Board of Directors

WEST JORDAN, Utah, Jan. 26, 2024 (GLOBE NEWSWIRE) -- Sportsman’s Warehouse Holdings, Inc. (“Sportsman’s Warehouse” or the “Company”) (Nasdaq: SPWH) announced today that Steven R. Becker has been appointed as an independent member of its Board of Directors (the “Board”), effective immediately. He will serve as a member of the Board’s Nominating and Governance Committee.

“We are pleased to welcome Steve to Sportsman’s Warehouse and believe he will bring valuable perspectives from his years of specialty retail and investment management experience,” said Rich McBee, Chairman of the Board. “Steve has served on numerous public company boards. He was selected based on discussions with our largest active shareholders, and following the Board’s established director selection and Board refreshment process. We look forward to benefitting from his presence in the boardroom as we continue to transform Sportsman’s Warehouse into the leading outdoor specialty retailer.”

“I am honored to join this talented team of directors at such an important time in the Company’s history,” said Mr. Becker. “Sportsman’s Warehouse is currently navigating a complex retail environment, and I look forward to leveraging my experience to support the team and help shape the Company’s strategy to drive positive performance.”

With Mr. Becker’s addition, more than half of the members of the Board have joined since the beginning of 2022, and seven of the Company’s nine directors have been appointed within the last five years.

Mr. Becker most recently served in various roles with Tuesday Morning Corp., including as Chief Executive Officer and a member of the board of directors from December 2015 until May 2021, as Chairman of the Board from July 2012 until September 2015, and as Executive Chairman and head of the Office of the Chairman from September 2015 until December 2015. Mr. Becker previously spent 20 years in the investment management industry with a focus on investing in middle market public companies. He has extensive public company board experience, having served as a director of a variety of public companies including Hot Topic, Inc., PLATO Learning, Inc. and Emcore, among others. He was also co-managing partner at Becker Drapkin Management, L.P., whose predecessor, Greenway Capital, he founded in 2005.

Mr. Becker received a Bachelor of Arts degree from Middlebury College and a Juris Doctor from the University of Florida.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: the impact of the announcement of Mr. Becker’s appointment on the Company’s stock and its employees, suppliers and customers; current and future government regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model, which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the impact of general macroeconomic conditions, such as labor shortages, inflation, rising interest rates, economic slowdowns, recessions or market corrections, liquidity concerns at, and failures of, banks and other financial institutions, and tightening credit markets on the Company’s operations; the Company’s concentration of stores in the Western United States and related weather conditions; competition in the outdoor activities and specialty retail market and the potential for increased competition; changes in consumer demands; the Company’s expansion into new markets and planned growth; and other factors that are set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2023, which was filed with the SEC on April 13, 2023, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:
Riley Timmer
Vice President, Investor Relations
Sportsman’s Warehouse
(801) 304-2816
investors@sportsmans.com